EXHIBIT  23.1


                               BEDINGER & COMPANY
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                          CERTIFIED PUBLIC ACCOUNTANTS


Bedinger & Company
1200 Concord Avenue, Suite 250
Concord, California 94520


June 6, 2005


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to use in this Form 10-KSB (Restated) of our report dated December 15, 2004, (except for Note M, which is dated May 20, 2005), relating to the financial statements of Superclick, Inc. (A Development Stage Company) for the years ended October 31, 2004 and 2003 and for the period from August 24, 2000 (Date of Inception) to October 31, 2004.


                                        /s/ Bedinger & Company

                                        Certified Public Accountants